MA SOC Filing Number: 201339925240 Date: 6/21/2013 3:42:00 PM
Jun. 21. 2013 3:49PM No. 8167 P. 2/2

DREYFUS STATE MUNICIPAL BOND FUND

Establishment and Designation of Classes of Shares of Beneficial Interest

of

Dreyfus Connecticut Fund

The undersigned, being a Vice President and Assistant Secretary of Dreyfus State Municipal Bond Fund, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust, dated September 18, 1992 (the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting held on May 7, 2013, the Trust's Board of Trustees designated a new class of Shares (as that term is defined in the Declaration of Trust) of beneficial interest of Dreyfus Connecticut Fund (the "Fund"), a series of the Trust, as follows:

1. The new class of Shares of the Fund established and designated by the Trust's Board of Trustees are "Class Y" shares.

2. The existing classes of Shares of the Fund continue to be designated as "Class A" shares, "Class C" shares, "Class I" shares and "Class Z" shares.

3. Class A shares, Class C shares, Class I shares, Class Z shares and Class Y shares of the Fund shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

4. The purchase price of Class A shares, Class C shares, Class I shares, Class Z shares and Class Y shares of the Fund, the method of determining the net asset value of such classes of Shares and the relative dividend rights of holders of such classes of Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 as in effect at the time of issuance of such Shares.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of May, 2013.

DREYFUS STATE MUNICIPAL BOND FUND

By: Jeff Prusnofsky
Name: Jeff Prusnofsky
Title: Vice President and Assistant Secretary

NY 74571458v1

MA SOC Filing Number: 201339925240

Date: 6/21/2013 3:42:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

June 21, 2013 03:42 PM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth